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                                                       Exhibit 23




                      INDEPENDENT AUDITORS' CONSENT
                      -----------------------------



     The Board of Directors
     Emerson Electric Co.:

     We consent to incorporation by reference in Registration Statement Nos. 33-32576, 33-24034, 33-38805, 33-34948, 33-34633, 33-11521,
     33-2739, 2-76653, 2-63717, 2-52671, and 2-44288 on Form S-8 and
     Registration Statement No. 33-39109 on Form S-3 of Emerson
     Electric Co. of our reports dated November 1, 1994, relating to the consolidated balance sheets of Emerson Electric Co. and subsidiaries as of September 30, 1994 and 1993, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 1994, and all related schedules, which reports appear or are incorporated by reference in the September 30, 1994 annual report on Form 10-K of Emerson Electric Co. Our report refers to a change in accounting for postretirement benefits other than pensions.




     St. Louis, Missouri                         KPMG PEAT MARWICK LLP
     December 21, 1994